UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 3, 2013

Date of Report (Date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition Agreement

On June 3, 2013, salesforce.com, inc. (the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) by and among the Company, Excalibur Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), and ExactTarget, Inc. (“ExactTarget”). Pursuant to the Acquisition Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.0005 par value per share, of ExactTarget (the “Shares”) at a price per share of $33.75 (the “Offer Price”), net to the seller in cash, without interest.

The Offer will be subject to customary conditions, including the valid tender of the number of Shares that would represent more than 50.00% of the outstanding Shares and the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Offer is expected to be completed in the Company’s second fiscal quarter of 2014, ending July 31, 2013.

Under the terms of the Acquisition Agreement, following the completion of the Offer, Merger Sub will be merged with and into ExactTarget, pursuant to which ExactTarget will become a wholly owned subsidiary of the Company (the “Merger”). In the Merger, all then outstanding Shares, other than Shares held by the Company, Merger Sub and ExactTarget, and Shares held by stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law (the “DGCL”), will be cancelled and converted into the right to receive the Offer Price.

Under the terms of the Acquisition Agreement, if following the consummation of the Offer, the Company and its subsidiaries hold a number of Shares that enable the Company to consummate the Merger under the “short form” merger procedures of Section 253 of the DGCL, the Company will take all necessary action to consummate the Merger as soon as reasonably practicable thereafter in accordance with Section 253 of the DGCL. Under the terms of the Acquisition Agreement, ExactTarget has granted Merger Sub an irrevocable option, exercisable only upon the terms and subject to the conditions set forth therein, to purchase a number of Shares equal to the lowest number of Shares that, when added to the number of Shares owned by the Company and its subsidiaries after the completion of the Offer, will constitute one share more than 90% of the Shares then outstanding (the “Short Form Merger Threshold”) in order to facilitate completion of the Merger under Section 253 of the DGCL.

In the event that following the consummation of the Offer, the Company and its subsidiaries do not hold sufficient Shares to enable the Company to consummate the Merger under the “short form” merger procedures of Section 253 of the DGCL, and ExactTarget has insufficient authorized Shares to issue the Company a sufficient number of Shares to achieve the Short Form Merger Threshold, then ExactTarget will call and convene a meeting of stockholders to vote on the Merger. In this event, the Company will vote all of the Shares it obtained in the Offer in favor of the Merger, so the Company will control the outcome of the vote on the Merger and guarantee the successful approval of the Merger.

The Acquisition Agreement contains representations, warranties and covenants of the Company, ExactTarget and Merger Sub that are customary for a transaction of this nature, including among others, covenants by ExactTarget concerning the conduct of its business during the pendency of the transactions contemplated by the Acquisition Agreement, restrictions on solicitation of competing acquisition proposals, public disclosures and other matters. The Acquisition Agreement contains certain termination rights of the Company and ExactTarget and provides that, upon the termination of the Acquisition Agreement under specified circumstances, ExactTarget will be required to pay the Company a termination fee of $78.24 million.

The foregoing descriptions of the Acquisition Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference. Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended (the “Securities Act”). The Acquisition Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or ExactTarget, contains representations and warranties of each of the Company, ExactTarget and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Acquisition Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Acquisition Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Acquisition Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the Company’s or ExactTarget’s public disclosures.

Support Agreements

In order to induce the Company and Merger Sub to enter into the Acquisition Agreement, certain stockholders of ExactTarget entered into support agreements with the Company and Merger Sub (the “Support Agreements”) concurrent with the execution and delivery of the Acquisition Agreement. Shares held by these stockholders that are eligible to be tendered into the Offer represent, in the aggregate, approximately 20% of the Shares outstanding on the date of the Acquisition Agreement. Subject to the terms and conditions of the Support Agreements, such stockholders agreed, among other things, to tender their Shares in the Offer and, if required, to vote their Shares in favor of adoption of the Acquisition Agreement. The foregoing descriptions of the Support Agreements do not purport to be complete and are qualified in their entirety by reference to the Support Agreements, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Commitment Letter

On June 3, 2013, in connection with the Acquisition Agreement, the Company entered into a commitment letter (the “Commitment Letter”), pursuant to which, subject to the terms and conditions set forth therein, Bank of America, N.A. has committed to provide a $300.0 million term loan, the proceeds of which may be used for the payment of the Offer Price contemplated by, and the payment of fees and expenses incurred in connection with, the Acquisition Agreement and the Offer. The term loan facility would be guaranteed by the Company’s material domestic subsidiaries and secured by a pledge of the stock of certain of the Company’s subsidiaries. The agreement for the term loan facility would contain affirmative covenants, negative covenants and events of default, as well as financial covenants, in each case to be negotiated by the parties. The commitment is subject to various conditions, including consummation of the Offer.

The foregoing descriptions of the Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the Commitment Letter, which is filed as Exhibit 10.2 hereto and is incorporated herein by this reference.

Item 8.01. Other Events.

On June 4, 2013, the Company and ExactTarget issued a press release announcing the entry into the Acquisition Agreement. A copy of that press release is attached hereto as Exhibit 99.1.

Additional Information

The Offer has not yet commenced. This report is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the Offer is commenced, the Company and Merger Sub will file with the SEC a Tender Offer Statement on Schedule TO, and ExactTarget will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. ExactTarget stockholders and other investors are strongly advised to read the Offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement because they will contain important information which should be read carefully before any decision is made with respect to the Offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other Offer documents will be made available by the information agent for the Offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, the Company and ExactTarget file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the parties at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The parties’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

This report contains “forward-looking statements” relating to the acquisition of ExactTarget by the Company and Merger Sub. All statements other than historical facts included in this report, including, but not limited to, statements regarding the timing and the closing of the transaction, the expected benefits of the transaction, prospective performance and future business plans, and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties’ expectations and projections. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many of ExactTarget’s stockholders may tender their stock in the Offer; the possibility that various closing conditions to the tender offer and merger transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to ExactTarget; that the integration of ExactTarget’s business into the Company is not as successful as expected; the failure of the Company to achieve the expected financial and commercial results from the transaction; other business effects, including effects of industry, economic or political conditions outside the Company’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in the Company’s and ExactTarget’s periodic reports filed with the SEC including the factors set forth in the Company’s most recent annual report on Form 10-K, the Tender Offer Statement on Schedule TO and other Offer documents to be filed by the Company, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by ExactTarget. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein. Additional information about the Company is available at www.salesforce.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Acquisition Agreement dated as of June 3, 2013, by and among salesforce.com, inc., ExactTarget Acquisition Corp. and ExactTarget, Inc.

10.1	Form of Support Agreement

10.2	Commitment Letter, dated as of June 3, 2013, among salesforce.com, inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

99.1	Press Release dated June 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2013	salesforce.com, inc.

	By:	/s/ Burke F. Norton
		Name:	Burke F. Norton
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Acquisition Agreement dated as of June 3, 2013, by and among salesforce.com, inc., ExactTarget Acquisition Corp. and ExactTarget, Inc.

10.1	Form of Support Agreement

10.2	Commitment Letter, dated as of June 3, 2013, among salesforce.com, inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

99.1	Press Release dated June 4, 2013